EXHIBIT 10.3

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Agreement”) by and between IA GLOBAL, INC., a Delaware corporation (the “Company”), and Inter Asset Japan LBO No.1 Fund (Voluntary Partnership) (the “Purchaser”) is entered into as of April 16, 2010.

The Company and Purchaser are entering into this agreement to memorialize the amended terms and conditions upon which Purchaser commits to purchase and acquire shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Company and Purchaser hereby amend the August 17, 2009 Stock Purchase Agreement and the January 26, 2010 Amendment to Stock Purchase Agreement as follows:

I.          STOCK PURCHASE COMMITMENT; REPRESENTATIONS BY PURCHASER

1.1         The Company sold to the Purchaser 18,383,750 shares of Common Stock for $735,350.

The Stock Purchase Agreement dated August 17, 2009 and the Amendment to Stock Purchase Agreement dated January 26, 2010 between the Company and the Purchaser are hereby terminated.

Further resolved, this satisfactorily concludes all matters between the parties on this August 17, 2009 Stock Purchase Agreement and the January 26, 2010 and April 16, 2010 Amendments to Stock Purchase Agreement:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

IA Global, Inc.

/s/Mark Scott By: Mark Scott
Title: Chief Financial Officer

Inter Asset Japan LBO No.1 Fund (Voluntary Partnership)

/s/ Minoru Yamashita
By: Minoru Yamashita
Title: Representative